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                                                                    EXHIBIT 10.3

                     TRANSITION SUPPORT SERVICES AGREEMENT

     THIS AGREEMENT for the performance of certain corporate services is executed and made effective as of January 15, 2002, by and between DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation ("DVD"), and DOVER DOWN GAMING & ENTERTAINMENT, INC., a Delaware corporation ("Gaming & Entertainment").

     WHEREAS, DVD, through its ownership of all of the issued and outstanding common stock (the "Stock") of Dover Downs, Inc. ("Slots"), participates in the business of gaming operations; and

     WHEREAS, the Board of Directors of DVD has determined that it would be advisable and in the best interests of DVD and its shareholders for DVD to contribute all of the Stock and any other related assets and liabilities relating to gaming operations (the "Business") to Gaming & Entertainment in exchange for Gaming & Entertainment common stock and Class A Common Stock and thereafter to distribute all of the outstanding shares of Gaming & Entertainment common stock and Class A Common Stock on a pro rata basis to the holders of DVD's common stock and Class A Common Stock (the "Distribution") pursuant to an Agreement Regarding Distribution and Plan of Reorganization, dated as of the date hereof, between DVD and Gaming & Entertainment (the "Distribution Agreement"); and

     WHEREAS, the parties intend that the transactions described herein will be effective at the Effective Time (as defined in the Distribution Agreement); and

     WHEREAS, the parties hereto deem it to be appropriate and in the best interests of the parties that they provide certain services to each other on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Description of Services.

          (a) Gaming & Entertainment shall, subject to the terms and provisions of this Agreement, provide DVD with certain services of a financial, administrative and/or advisory nature, on terms to be agreed upon by DVD and Gaming & Entertainment, and render such other specific services as DVD may from time to time reasonably request in writing, subject to Gaming & Entertainment's sole discretion and its being in a position to supply such services at the time of such request.

          (b) DVD shall, subject to the terms and provisions of this Agreement, provide DVD with such services as DVD may from time to time reasonably request in writing, subject to DVD's sole discretion and its being in a position to supply such services at the time of the request.

     Each of DVD and Gaming & Entertainment, as the case may be, shall use commercially reasonable efforts to transition from using the services provided by the other under this Agreement on or prior to the termination of the original term for the provision of such services (as provided in Section 7 below).

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     2. Consideration for Services.  Gaming & Entertainment shall pay DVD for the services provided hereunder and DVD shall pay Gaming & Entertainment for all the services provided hereunder at rates agreed to by the parties hereunder.

     3. Terms of Payment. Within ten (10) business days after the end of each month during the term of this Agreement, DVD will submit a written invoice to Gaming & Entertainment and Gaming & Entertainment will submit a written invoice to DVD for service fees for the immediately preceding month together with an accounting of the charges for the immediately preceding month's services. Within thirty (30) business days after the receipt of such invoices, DVD and Gaming & Entertainment, as the case may be, will remit payment of the full amount of such invoices to the other in the manner provided below. Interest shall accrue at the Prime Rate (as defined in the Distribution Agreement) on any amounts not received by the party providing the service hereunder within thirty (30) days after receipt by the other of the invoice. The amount of any monthly service fee shall be prorated to correspond with the portion of a given month for which services were actually rendered.

     4. Method of Payment. All amounts payable by Gaming & Entertainment and DVD for the services rendered by the other pursuant to this Agreement shall be remitted to DVD or Gaming & Entertainment, as the case may be, in United States dollars in the form of a check or wire transfer.

     5. WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     6. Liability; Indemnification; Dispute Resolution.

          (a) In no event shall either DVD or Gaming & Entertainment have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.

          (b) The limitations set forth in Section 6(a) above shall not apply to liabilities which may arise as the result of willful misconduct or gross negligence of the party providing the services hereunder.

          (c) Effective as of the date of this Agreement, Gaming & Entertainment shall indemnify, defend and hold harmless DVD and its affiliates and their respective directors, officers, employees and agents (the "DVD Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all actions or threatened actions) ("Indemnifiable Losses") incurred or suffered by any of the DVD Indemnitees arising from, related to or associated with (i) DVD's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the DVD Indemnitees and (ii) the gross negligence or willful misconduct of Gaming & Entertainment

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in furnishing or failing to furnish the services to be provided by Gaming &
Entertainment in this Agreement, provided however, in no event shall Gaming & Entertainment be obligated to indemnify the DVD Indemnitees (taken together) under this Section 6(c) for Indemnifiable Losses arising out of Gaming & Entertainment's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by Gaming & Entertainment that gave rise to such Indemnifiable Loss occurs.

          (d) Effective as of the date of this Agreement, DVD shall indemnify, defend and hold harmless Gaming & Entertainment and its affiliates and their respective directors, officers, employees and agents (the "Gaming & Entertainment Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Gaming & Entertainment Indemnitees arising from, related to or associated with (i) Gaming & Entertainment's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the Gaming & Entertainment Indemnitees, and (ii) the gross negligence or willful misconduct of DVD in furnishing or failing to furnish the services to be provided by DVD to Gaming & Entertainment in this Agreement, provided however, in no event shall DVD be obligated to indemnify the Gaming & Entertainment Indemnitees (taken together) under this Section 6(d) for Indemnifiable Losses arising out of DVD's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by DVD that gave rise to such Indemnifiable Loss occurs.

          (e) To the extent any advisory services provided by one party to the other shall be deemed to constitute legal advice, the parties may enter into a separate agreement to preserve attorney-client privilege, waive conflicts and limit the liability of the party providing such services.

          (f) Any disputes arising under this Agreement shall be resolved in accordance with Section 13.10 (Disputes) of the Distribution Agreement.

     7. Termination.

          (a) After the first anniversary date of this Agreement, each category of service provided under this Agreement shall terminate ninety (90) days after the request of the party receiving the service.

          (b) After the first anniversary date of this Agreement, each category of service provided under this Agreement shall terminate one hundred and eighty
(180) days after the request of the party providing the service.

          (c) Notwithstanding Sections 7(a) and 7(b) above, this Agreement may be terminated in its entirety (or any particular category of service may be terminated) in accordance with the following:

                    (i)  Upon written agreement of the parties;

                    (ii) By either party for material breach hereof by the other if the breach is not cured within thirty (30) calendar days after written notice of breach is delivered to the breaching party; or

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                    (iii) By either party, upon written notice to the other if the other shall become insolvent or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

                    (iv) By either party upon a "change-in-control" of the other party. For these purposes "change-in-control" shall be defined as the earliest of the following to occur: (a) the acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding securities of a party entitled to vote generally in the election of directors ("Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a party or any corporation controlled by such party or (ii) any acquisition by any corporation pursuant to a transaction described in clauses
(i), (ii) and (iii) of paragraph (b) below; or (b) the effective date of a reorganization, merger or consolidation of a party (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns a party through one or more subsidiaries) in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Securities, (ii) no person (excluding any employee benefit plan or related trust of a party or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such party except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent board of a party at the time of the initial action taken by such party to provide for such Business Combination.

          (d) Upon any termination pursuant to Sections 7(b) and 7(c) above, DVD and Gaming & Entertainment shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement, and DVD and Gaming & Entertainment, as the case may be, will consider hiring certain employees of the other identified by the other prior to the termination to the extent that DVD or Gaming & Entertainment, as the case may be, does not contract with third parties to provide the services rendered by DVD or Gaming & Entertainment pursuant to this Agreement.

     8. General.

          (a) Force Majeure. Any delays in or failure of performance by DVD or Gaming & Entertainment shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of DVD or Gaming & Entertainment, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any other causes beyond the reasonable control of DVD or Gaming & Entertainment, whether or not of the same class or kind as those specifically named above.

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          (b)  Confidentiality. Each party shall hold and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such disclosing party or (b) lawfully acquired after the Effective Time (as defined in the Distribution Agreement) on a non-confidential basis from other sources by the disclosing party), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section and be bound by them.

          (c) Expenses. Except as specifically provided in this Agreement or in the Distribution Agreement, all costs and expenses incurred prior to the Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including, without limitation, all fees for counsel, accountants and financial and other advisors) shall be paid by DVD and all such costs incurred thereafter shall be paid by the party incurring such costs.

          (d) Notices. All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as set forth in the Distribution Agreement. Either party may, by written notice delivered to the other party in accordance with this Section 8(d), change the address to which delivery of any notice shall thereafter be made.

          (e) Amendment and Waiver. This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

          (f) Entire Agreement. This Agreement together with the Distribution Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Distribution Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof.

          (g) Parties in Interest. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than

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the DVD Indemnitees and Gaming & Entertainment Indemnitees under Section 6 of this Agreement.

          (h) Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrances on any asset of the other party necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its business.

          (i) Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

          (j) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Dover Downs Entertainment, Inc.

                                    By:   /s/ Denis McGlynn
                                          -------------------------------
                                    Name: Denis McGlynn
                                    Its:  President


                                    Dover Downs Gaming & Entertainment, Inc.

                                    By:   /s/ Denis McGlynn
                                          -------------------------------
                                    Name: Denis McGlynn
                                    Its:  President

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